UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2021

Rocky Mountain Chocolate Factory, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36865	47-1535633
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

265 Turner Drive

Durango, Colorado 81303

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (970) 259-0554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class registered	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RMCF	Nasdaq Global Market
Preferred Stock Purchase Rights	RMCF	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

Rocky Mountain Chocolate Factory, Inc. (the “Company”) is filing this Amendment No. 1 to amend the Company’s Current Report on Form 8-K filed on August 16, 2021 (the “Prior 8-K”) to update certain disclosures therein under Item 5.02. The disclosure contained in Item 5.02 of the Prior 8-K is hereby supplemented and amended by the disclosure contained in Item 5.02 of this Amendment No. 1.

Item 5.02.         Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As previously reported in the Prior 8-K, on August 12, 2021, the Company’s Board of Directors (the “Board”) appointed Jeffrey R. Geygan to the Board, effective August 12, 2021, with a term expiring at the Company’s 2021 annual meeting of stockholders. At the time of the Prior 8-K filing, the Board had not yet determined Mr. Geygan’s Board committee assignments.

The Company is filing this Amendment No. 1 to report that, on August 28, 2021, the Board appointed Mr. Geygan to serve as a member of each of the Audit Committee and the Compensation Committee. In connection therewith, the Board also voted to update the composition of the Audit Committee, the Compensation Committee and the Nominating Committee. Following these updates, the three standing committees of the Board are constituted as follows:

Audit Committee	Compensation Committee	Nominating Committee
Brett P. Seabert (Chairperson)	Rahul Mewawalla (Chairperson)	Mary K. Thompson (Chairperson)
Rahul Mewawalla	Jeffrey R. Geygan	Rahul Mewawalla
Jeffrey R. Geygan	Mary K. Thompson	Brett P. Seabert
Mary K. Thompson
Andrew T. Berger

Item 8.01.         Other Events.

The information set forth in Item 5.02 above is incorporated by reference herein.

Important Additional Information and Where to Find It

This communication relates to the Company’s 2021 Annual Meeting of Stockholders (the “Annual Meeting”). The Company has filed a preliminary proxy statement on Schedule 14A, an accompanying proxy card and other relevant documents with the Securities and Exchange Commission (the “SEC”) on August 30, 2021 in connection with such solicitation of proxies from stockholders for the Annual Meeting. Once the SEC completes its review of the preliminary proxy statement, a definitive proxy statement and a form of proxy will be filed with the SEC and mailed or otherwise furnished to the stockholders of the Company. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE ANNUAL MEETING OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT, IF ANY, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. This communication is not a substitute for the proxy statement or any other document that may be filed by the Company with the SEC. Investors and stockholders may obtain a copy of the documents (when available) free of charge at the SEC’s website at www.sec.gov, and in the “SEC Filings” section of the of the Company’s Investor Relations website at www.rmcf.com/Investor-Relations.aspx or by contacting the Company’s Investor Relations department at (970) 375-5678, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. In addition, the documents (when available) may be obtained free of charge by directing a request by mail or telephone to: Rocky Mountain Chocolate Factory, Inc., 265 Turner Drive, Durango, Colorado 81303, Attn: Secretary, (970) 259-0554.

Certain Information Regarding Participants to the Solicitation

The Company, its directors and certain of its directors, director nominees, executive officers and members of management and employees of the Company and agents retained by the Company are participants in the solicitation of proxies from stockholders in connection with matters to be considered at the Annual Meeting. Information regarding the Company’s directors, director nominees and executive officers, and their beneficial ownership of the Company’s common stock is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2021, filed with the SEC on June 1, 2021, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on June 28, 2021, and in the preliminary proxy statement. Changes to the direct or indirect interests of the Company’s directors and executive officers are set forth in SEC filings on Initial Statements of Beneficial Ownership on Form 3, Statements of Change in Ownership on Form 4 and Annual Statements of Changes in Beneficial Ownership on Form 5. These documents are available free of charge as described above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

Date: August 31, 2021	By:	/s/ Bryan J. Merryman
	Name:	Bryan J. Merryman
	Title:	Chief Executive Officer and Chief Financial Officer